Exhibit 10.2
AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT
               THIS AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT, dated as of May 29, 2009 (this “Amendment”), is entered into by and among:
     (a) RPM Funding Corporation, a Delaware corporation (“Seller”),
     (b) RPM International Inc., a Delaware corporation (“RPM-Delaware”), as initial Servicer,
     (c) Fifth Third Bank (“Fifth Third”), and Wachovia Bank, National Association (“Wachovia” and each of Fifth Third and Wachovia, a “Purchaser” and, collectively, the “Purchasers”), and
     (d) Wachovia Bank, National Association, in its capacity as administrative agent for the Purchasers (in such capacity, together with its successors and assigns, the “Administrative Agent”).
and pertains to that certain Receivables Purchase Agreement dated as of April 7, 2009 among the parties hereto (as heretofore and hereby amended, the “Agreement”). Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Agreement.
PRELIMINARY STATEMENT
Seller wishes to amend the Agreement as hereinafter set forth, and the Agents and the Purchasers are willing to agree to such amendments on the terms and subject to the conditions set forth in this Amendment.
               Section 1. Amendments.
               (a) Amendments to Definitions. The definition of “EBITDA” contained in Exhibit I of the Receivables Purchase Agreement is hereby amended and restated as follows:
               “EBITDA” shall mean, for any period of four consecutive fiscal quarters, determined on a consolidated basis for the RPM-Delaware and its Subsidiaries, (i) the sum of (A) net income of the RPM-Delaware and its Subsidiaries (calculated before provision for income taxes, Interest Expense, extraordinary items, non-recurring gains or losses in connection with asset dispositions, income attributable to equity in affiliates, all amounts attributable to depreciation and amortization and non-cash charges associated with asbestos liabilities) for such period, (B) all non-cash charges related to the writedown or impairment of goodwill and other intangibles for such period, (C) non-cash charges in addition to those provided for in clause (B) above, up to an aggregate amount of not more than $25,000,000, incurred during such period, and (D) one-time cash charges incurred during the period from June 1, 2008 through May 31, 2010, but only up to an aggregate amount of not more than $25,000,000 during such period, minus (ii) cash payments made by the RPM-Delaware or any of its Subsidiaries in respect of asbestos liabilities (which liabilities include, without limitation, defense costs and indemnification liabilities incurred in connection with asbestos liabilities) during such period.
          (b) Amendment to Add New Definitions.
          Exhibit I of the Receivables Purchase Agreement is hereby amended to add the following definitions in the appropriate alphabetical order:
     “Capital Expenditures” shall mean all expenditures made by RPM-Delaware and its Subsidiaries that, in conformity with GAAP, are required to be included in or reflected on the consolidated balance sheet of RPM-Delaware as a fixed or capital asset of RPM-Delaware or any of its Subsidiaries, including, without limitation, Capital Lease Obligations of RPM-Delaware or any of its Subsidiaries.
     “Dividends” shall mean any distribution, dividend, or payment to any Person (other than RPM-Delaware or a Subsidiary of RPM-Delaware ) on account of any Equity Interests of any of RPM-Delaware or its Subsidiaries.
     “Domestic Subsidiary” shall mean any Subsidiary organized under the law of the United States of America, any State thereof, or the District of Columbia.
     “Equity Interests” shall mean, as applied to any Person, any capital stock, membership interests, partnership interests or other equity interests of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.
     “Fixed Charge Coverage Ratio” shall mean, for any period of four consecutive fiscal quarters of RPM-Delaware , the ratio of (i) EBITDA for such period to (ii) the sum of each of the following for such period: (A) Interest Expense, (B) income taxes paid in cash by RPM-Delaware or any of its Subsidiaries (other than such taxes on non-recurring gains), (C) Capital Expenditures, (D) scheduled principal payments of US Indebtedness and (E) (1) for each such period ending on or before May 31, 2010, 70% of Dividends paid in cash during such period, and (2) for each such period ending after May 31, 2010, 100% of Dividends paid in cash during such period.
     “US Indebtedness” shall mean all amortizing Indebtedness of RPM-Delaware and its Domestic Subsidiaries, and excludes specifically all Indebtedness that is scheduled to be paid only upon final maturity thereof.
          (c) Section 9.1(n) of the Agreement is hereby amended and restated in its entirety to read as follows:
     (n) RPM-Delaware shall permit the Indebtedness of RPM-Delaware and its Subsidiaries, determined on a consolidated basis, on any date to exceed 55% of the sum of such Indebtedness and consolidated shareholders’ equity of RPM-Delaware and its consolidated Subsidiaries on such date; provided that for purposes of calculating consolidated shareholders’ equity, non-cash charges related to the writedown or impairment of goodwill or other tangibles shall be included in such calculation
          (d) Section 9.1 of the Agreement is hereby amended to add the following Amortization Event:
               (p) RPM-Delaware shall permit the Fixed Charge Coverage Ratio, calculated as at the end of each fiscal quarter ending August 31, 2009 and each fiscal quarter ending thereafter, to be less than 1.00:1.00.
          Section 2. Representations and Warranties. In order to induce the Administrative Agent and the Purchasers to enter into this Amendment, Seller hereby represents and warrants to the Administrative Agent and the Purchasers, as of the date hereof, that (a) the execution and delivery by Seller of this Amendment are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part, (b) this Amendment has been duly executed and delivered by Seller, (c) no event has occurred and is continuing that will constitute an Amortization Event or a Potential Amortization Event, and (d) each of Seller’s representations and warranties set forth in Section 5.1 of the Agreement (other than Section 5.1(m) thereof) is true and correct on and as of the date hereof as though made on and as of the date hereof.
          Section 3. Effectiveness. This Amendment shall become effective as of the date hereof upon satisfaction of each of the following conditions precedent:
          (a) receipt by the Administrative Agent of counterparts hereof, duly executed by each of the parties hereto; and
          (b) receipt by each Purchaser of a fully earned and non-refundable fee in an amount equal to 0.15% on the Commitment for each Purchaser, payable in U.S. dollars in immediately available funds.
          Section 4. CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).
          Section 5. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR THE OTHER TRANSACTION DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
          Section 6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

          Section 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof via facsimile or electronic mail of an executed .pdf copy thereof shall, to the fullest extent permitted by applicable law, have the same force and effect and delivery of an originally executed counterpart hereof.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.
RPM FUNDING CORPORATION, as Seller

By:	/s/ Edward W. Moore

Name:	Edward W. Moore
Title:	Secretary
RPM INTERNATIONAL INC., as Servicer

By:	/s/ P. Kelly Tompkins

Name:	P. Kelly Tompkins
Title:	EVP- Administration, CFO & Asst. Sec.

FIFTH THIRD BANK, as Purchaser

By:	/s/ Andrew D. Jones
Name:	Andrew D. Jones
Title:	Assistant Vice President
WACHOVIA BANK, NATIONAL ASSOCIATION, as Purchaser and Administrative Agent

By:	/s/ Michael J. Landry

Name:	Michael J. Landry
Title:	Vice President